LIMITED POWER OF ATTORNEY
                                FOR
                        ANALEX CORPORATION
                       SECTION 16(a) FILINGS

      Know all by those present, that the undersigned hereby constitutes and appoints each of Catherine M. Clark and Deborah J. Hickox of Analex Corporation (the "Company") and Shannon A.G. Knotts and Jane Tam of Holland & Knight, LLP, signing or acting singly, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to:
       (1) Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or stockholder of the Company, Forms 3, 4, and 5 and amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
       (2) Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or amendment thereto and timely file such form with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and
       (3) Take any other action of any type whatsoever which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve.
        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transaction in securities of the Company, unless earlier revoked by the
undersigned  in  a  signed  writing  delivered  to  the   foregoing
attorneys-in-fact. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.
     The attorneys-in-fact named above agree to this appointment subject to its terms.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 31 day of August, 2005.


                                   _/S/ WILLIAM T. TORPEY_
                                   WILLIAM T. TORPEY
                                   Signature of Reporting Person

                                   William T. Torpey
                                   ________________________________
                                   Printed Name of Reporting Person



                             STATE OF
                             Virginia
                   ____________________________

                             COUNTY OF
                              Fairfax
                   ____________________________


In __Virginia___, on the ___31st______ day of __August____, 2005,
before me, a Notary Public in and for the above state and county, personally appeared WILLIAM T. TORPEY, known to me or proved to be the person named in and who executed the foregoing instrument, and being first duly sworn, such person acknowledged that he executed said instrument for the purposes therein contained as his free and voluntary act and deed.


/S/ CARIDAD C. MILLER
____________________
NOTARY PUBLIC

My Commission Expires: _12/31/06____
          (SEAL)